Exhibit 24.1


                   WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Wickwire, David L. Pitelka, Lana Cummings, Curtis Y. Arledge and Juliana C. Johnson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as director and/or officer of Wachovia Asset Securitization Issuance, LLC (the "Registrant")) to sign any and all amendments (including post-effective amendments) to the Registration Statement, and any registration statement for additional Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                 TITLE                                   DATE
-----------------------   ----------------------------------   -----------------
/s/ Thomas Wickwire       Manager, President and Chief          October 31, 2003
-----------------------   Executive Officer
Thomas Wickwire

/s/ David L. Pitelka      Treasurer, Chief Financial Officer    October 31, 2003
-----------------------
David L. Pitelka

/s/ Lana Cummings         Chief Accounting Officer              October 31, 2003
-----------------------
Lana Cummings

/s/ Curtis Y. Arledge     Manager                               October 31, 2003
-----------------------
Curtis Y. Arledge

/s/ Juliana C. Johnson    Manager                               October 31, 2003
-----------------------
Juliana C. Johnson